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                                                                   EXHIBIT 23(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the registration statement of HBO & Company on Form S-4 of our report, dated February 11, 1997, on our audits of the balance sheets of AMISYS Managed Care Systems, Inc. ("the Company"), as of December 31, 1995 and December 31, 1996, and the related statements of operations, stockholders' equity (deficit) and cash flows for the period from May 27, 1994 to December 31, 1994 and for the years ended December 31, 1995 and 1996, respectively, and the statements of operations, stockholders' equity (deficit) and cash flows of American International Healthcare, Inc. ("AIHI"), a wholly owned subsidiary of American International Group, Inc., for the period from January 1, 1994 to May 26, 1994 and the related financial statement schedule, which report is included in the Company's Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.


                                          /s/ COOPERS & LYBRAND L.L.P.



Washington, D.C
May 5, 1997